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                                                                     EXHIBIT 8.1

                   Scottish Power plc: Subsidiary Companies
                   ----------------------------------------

Subsidiary Undertakings                    Jurisdiction          Trading Name
-----------------------                    ------------          ------------
PacifiCorp                                      US               PacifiCorp
Scottish Power UK plc                           UK               ScottishPower
Southern Water Services Limited                 UK               Southern Water
Manweb plc                                      UK               Manweb
Thus plc                                        UK               Thus